Exhibit 10.9

ASSIGNMENT OF AGELITY AGREEMENT

This agreement made this 9th day of March, 2009 as between Get Rx Relief, LLC  ("GR") and New Millennium Consultants, LLC ('NMC") confirms the assignment of  rights set forth below:

1. Whereas, GR entered into a sponsor agreement dated May 1, 2008 with Agelity,  Inc. and said agreement entitled GR to "sponsor payments" per transaction at a  rate of $2.00 dollars for under 50 thousand transactions and $3.00 dollars for in excess of 50 thousand transactions.  GR hereby assigns the right to this revenue and the rights to Bin # 013824 to NMC as part of this agreement.

2. Whereas, the owner of GR is also the majority owner of NMC and consents to this assignment.

3. Based upon the forgoing, GR herby assigns the rights to the cash flow and the above referenced BIN number but none of the liabilities under the Agelity Sponsor Agreement to NMC.

Date: 3/9/09
/s/ Gerard Ferro
Gerard Ferro, Majority Member and
President of Get Rx Relief, LLC and
New Millennium Consultants, LLC